UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2017

PB BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-37686	47-5150586
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

40 Main Street, Putnam, Connecticut	06260
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:      (860) 928-6501

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 21, 2017, the Board of Directors of Putnam Bank, the wholly owned subsidiary of PB Bancorp, Inc. (the “Company”), adopted the Putnam Bank Senior Management Short Term Incentive Plan (the “Plan”), which will govern the payment of incentive cash bonuses to members of senior management of Putnam Bank, including “Named Executive Officers.” The financial criteria for bonuses will be return on average equity, efficiency ratio and return on average assets. The Plan includes a range of bonus awards for senior management.

A copy of the plan is filed as exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Putnam Bank Senior Management Short Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PB BANCORP, INC.

DATE: June 21, 2017	By:	/s/ Robert J. Halloran, Jr.
Robert J. Halloran, Jr.
Executive Vice President and Chief Financial Officer